EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-56869 on Form S-3; Registration Statement No. 33-57673 on Form S-8; Registration Statement No. 33-11631 on Form S-8; Registration Statement No. 33-57470 on Form S-3; Registration Statement No. 333-27079 on Form S-8; Registration Statement No. 333-87869 on Form S-8; Registration Statement No. 333-88067 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 333-79305 on Form S-8; Registration Statement No. 333-75482 on Form S-3 and Registration Statement No. 333-82588 on Form S-8 of FPL Group, Inc., of our report dated February 8, 2002, appearing in this Form 8-K of FPL Group, Inc.

We also consent to the incorporation by reference in Registration Statement No. 33-40123 on Form S-3; Post-Effective Amendment No. 1 to Registration Statement No. 33-46076 on Form S-3 and Registration Statement No. 333-58630 on Form S-3 of Florida Power & Light Company, of our report dated February 8, 2002, appearing in this Form 8-K of Florida Power & Light Company.

We also consent to the incorporation by reference in Registration Statement No. 333-75482-01 on Form S-3 of FPL Group Capital Inc, of our report dated February 8, 2002, appearing in this Form 8-K of FPL Group, Inc.

DELOITTE & TOUCHE LLP

Miami, Florida
February 20, 2002